UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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[  ] Soliciting Material Pursuant to §240.14a-12
ASPIRATION FUNDS

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Subject: Vote now! ASPIRATION REDWOOD FUND Special Meeting
Dear Shareholder,
As you may have seen in the news, Aspiration is in the process of becoming a publicly-listed company. We’re taking this exciting step through an anticipated transaction of merging with a Special Purpose Acquisition Company, Interprivate III Financial Partners Inc. As part of this, you, as a shareholder of the Aspiration Redwood Fund, are being asked via the easy voting link below, to approve a new Investment Advisory Agreement between the Trust, on behalf of the Fund, and Aspiration Fund Adviser, LLC (“Adviser”) that will permit the Adviser to continue managing the Fund following the transaction.

The terms of the new Investment Advisory Agreement are substantially identical to those of the current Investment Advisory Agreement. No changes are proposed to the level of services that the Adviser currently provides to the Fund nor to the fees payable by the Fund (or you) for those services.

We set out to build a fund that democratized access to ESG investing. That means that instead of large institutional investors who can vote in mass amounts, our shares are all held directly by individuals. Because of this unique quality of our community, we really need you to participate in this vote in order to meet the required approval level. We are asking that you please vote your shares via the link below, so that we have enough participation to hold the December 17th Special Meeting of Shareholders as required by law. EVERY VOTE COUNTS.

TO VOTE: You can easily enter your voting instructions by clicking on the following link and following the on-screen instructions. THIS LINK WILL AUTOMATICALLY REGISTER YOUR UNIQUE CONTROL NUMBER TO VOTE:
 [INSERT LINK HERE]

The full proxy statement is available for your review here: www.okapivote.com/Aspiration
If you have multiple accounts, all of your accounts will populate on this page. Please mark the checkboxes on the right to select all of the accounts you wish to vote and hit “Continue” to be directed to the next screen to register the vote for all at once.
If you prefer to vote by phone: Please call Okapi Partners LLC, our proxy solicitation firm, toll-free at 844-343-2643. Representatives are available to take your call Monday-Friday, 9am -7pm ET.
If you prefer to vote by paper ballot:
1.	Please print both pages of the proxy card found here: www.okapivote.com/AspirationProxyCard
2.	Please enter the following control # in the shaded grey area: [INSERT CONTROL # HERE]
3.	Please print your name and address to the left of the signature lines
4.	Please sign and date the proxy card and mail to:
Aspiration Redwood Fund
C/O Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036